        Exhibit 1.01
STEELCASE INC.
Conflict Minerals Report

For the reporting period from January 1, 2021 to December 31, 2021

Introduction

This Conflict Minerals Report (“Report”) of Steelcase Inc. has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period January 1, 2021 to December 31, 2021. As used in this Report and unless otherwise expressly stated or the context otherwise requires, all references to “Steelcase,” “we,” “our,” “Company” and similar references are references to Steelcase Inc. and its consolidated subsidiaries.

Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to implement certain disclosure requirements related to minerals specified in the rule. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“Conflict Minerals”). Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which Conflict Minerals are necessary to the production or functionality of those products (such minerals are referred to herein as “Necessary Conflict Minerals”).

Company Overview

We offer a comprehensive portfolio of furniture, architectural products and technology solutions that support people at work.

Conflict Minerals Policy and Supplier Code of Conduct

Our Conflict Minerals Policy states our intent to refrain from purchasing products, components or materials containing any Necessary Conflict Minerals from the Covered Countries that directly or indirectly finance or benefit armed groups and are not otherwise from recycled or scrap sources. The policy also expresses our expectation that our suppliers follow this same practice, establish appropriate due diligence programs and provide us with information, upon our request, regarding the source and chain of custody of any Necessary Conflict Minerals in the products, components or materials they sell to us. In addition, our Supplier Code of Conduct includes a Fair Operating Practices section regarding “Responsible Sourcing of Minerals” which is consistent with our Conflict Minerals Policy. Our policy and our Supplier Code of Conduct are publicly available on our website at www.steelcase.com/about/steelcase/suppliers/.

Reasonable Country of Origin Inquiry

Pursuant to Rule 13p-1, we conducted a Reasonable Country of Origin Inquiry (“RCOI”). Our RCOI began with an evaluation of our global suppliers who provided materials, components or products that became part of products we manufactured or contracted to be manufactured in 2021 which contained or were likely to contain Necessary Conflict Minerals. This evaluation consisted of examining internal records such as bills of materials or other product specifications and performing a qualitative review of purchasing records and/or information provided by the supplier.

Based on our evaluation, we surveyed a total of 177 suppliers that provided materials, components or products which we concluded contained or were likely to contain Necessary Conflict Minerals. The suppliers were asked to report on the presence of any Necessary Conflict Minerals in the goods sold to us. We achieved a greater than 87% response rate from the surveyed suppliers (measured by spend during the reporting period) with Conflict Minerals Reporting Templates (“CMRTs”) completed at either the company or product level.

Due Diligence

Design of Due Diligence

We designed our due diligence measures to conform to the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on tin, tantalum, tungsten, and gold (collectively, the “OECD Guidance”).

Due Diligence Measures Performed

Pursuant to Rule 13p-1, we undertook due diligence measures on the source and chain of custody of the Necessary Conflict Minerals in our products which we had reason to believe may have originated from the Democratic Republic of the Congo or an adjoining country (collectively, the "Covered Countries") and which may not have come from recycled or scrap sources. Following is a summary of the due diligence actions we performed with regard to the reporting period:

1.    Establish strong company management systems

•As referenced previously, we have a Conflict Minerals Policy which is shared with our supply chain and publicly available on our website.
•We have an established project team from our Sustainability department which leads the RCOI, due diligence and reporting processes. Our Conflict Minerals Governance Committee provides oversight for the project team and is comprised of senior management from our legal, compliance and internal audit functions.
•We are a “downstream company” in our supply chain, meaning we are generally several tiers removed from the smelters and refiners which process the Necessary Conflict Minerals present in some of our products. Accordingly, we rely on communication with and through our immediate suppliers to provide us with information relating to the presence and sourcing of the Necessary Conflict Minerals present in our products.
•We intend to maintain our records relating to Conflict Minerals reporting for a minimum of five years after each applicable reporting period, in accordance with the OECD Guidance and our own Records Retention Policy.
•Our Supplier Code of Conduct includes language that reinforces our Conflict Minerals Policy, and we have included Conflict Minerals reporting requirements in our purchasing contract templates.
•We have implemented Conflict Minerals checkpoints into both our supplier qualification and product development processes to begin engaging new suppliers and suppliers of new materials early in the process.
•We have continued to educate our suppliers and employees about Conflict Minerals and the related reporting requirements in each of the regions in which we operate: the Americas, Europe, Middle East and Africa, and Asia Pacific.
•We have continued to provide a grievance mechanism channel through our international integrity helpline to both employees and non-employees for reporting ethics and compliance issues, including those related to Conflict Minerals. Information about contacting the helpline can be found at integrity.steelcase.com.

2.    Identify and assess risks in the supply chain

•We surveyed suppliers we either knew or had reason to believe may have provided materials, components or products which may contain Necessary Conflict Minerals, using the due diligence tool created by the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GESI”)’s Responsible Minerals Initiative (“RMI”)’s CMRT, which is a survey designed to identify the smelters and refiners that process, and the country of origin of, Conflict Minerals contained in the products supplied by the applicable supplier.
•We selected a subset of suppliers among all surveyed suppliers to be targeted for prioritized follow up. We referred to this subset as “prioritized suppliers.” Prioritized suppliers were selected for additional follow up to capture the greatest risk in our supply chain. The criteria used to select prioritized suppliers included: material composition, previously submitted smelter and refiner information, geographic region, spend, type of supplier and quantity of parts purchased.
•We followed up with prioritized suppliers that did not respond to our survey request or that we identified as providing incomplete or potentially inaccurate information to seek additional clarification or remediation and to bring them into conformity with our Conflict Minerals Policy and contractual agreements.
•We cross-referenced smelters and refiners identified in the CMRTs submitted by our suppliers against the list of facilities that have received a “conformant” designation from the Responsible Minerals Assurance Process ("RMAP") and its cross-recognized programs (e.g. the Responsible Jewellery Council and the London Bullion Market Association, otherwise known as “RJC” and “LBMA,” respectfully), whose designations provide country of origin and additional due diligence information on the Conflict Minerals sourced by such facilities.
•We continued to encourage the participation of smelters and refiners in the RMAP, through our continued membership and active participation in the RMI and related working groups, and by conducting outreach to those smelters and refiners identified by our supply chain which are not yet participating in the RMAP or require additional assistance with the process.

3.    Design and implement a strategy to respond to identified risks

•The status and findings of our RCOI and due diligence efforts were reported to our Conflict Minerals Governance Committee during regular updates between the months of October 2021 and May 2022.
•We intend to follow a risk mitigation plan that is consistent with our Conflict Minerals Policy. If a smelter or refiner in our supply chain were known to be sourcing from a mine within a Covered Country which directly or indirectly finances or benefits armed groups, we would consider all available options, including, but not limited to, making changes to our sourcing of those items.

4.     Independent third-party audit of smelter or refiner’s due diligence practices

•As a downstream company and an active member of the RMI, we support the independent third-party audits of smelters and refiners performed by the RMAP and other cross-recognized programs (e.g. RJC and LBMA) to audit the conformant status of smelters and refiners.

5.     Report annually on supply chain due diligence

•We plan to report annually to the SEC by filing a Form SD and Conflict Minerals Report as required by applicable law.

Results of Due Diligence Measures Performed

Inherent Limitations of Due Diligence Measures

As a downstream company in a complex supply chain, our due diligence measures can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Necessary Conflict Minerals contained in our products. Our due diligence processes rely on obtaining data from our tier one suppliers and those suppliers seeking similar information from their supply chains to identify the original sources of the Necessary Conflict Minerals. We also rely on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information.

Product Description

For the reporting period, we identified the following types of products which we either manufactured or contracted with others to manufacture that contained Necessary Conflict Minerals which may have originated in the Covered Countries but for which we could not confirm the countries of origin of all the Necessary Conflict Minerals

Some of our desking products, wall systems, doors, tiles, panels, lighting, and other office furniture products which contain one or more of the following: electronic and electrical components, including lighting, and glass panels.

Determination

Based on the information provided by our suppliers, the facilities that may have been used to process the Necessary Conflict Minerals used in our products may include the smelters and refiners listed in Annex I.

Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all the Necessary Conflict Minerals in the products described above in the “Product Description” section of this report or whether the Necessary Conflict Minerals were from recycled or scrap sources. However, based on the information provided by our suppliers and available from the RMI, the countries of origin of the Necessary Conflict Minerals contained in the products described above may include, but may not be limited to, the countries listed in Annex II, in addition to recycled or scrap sources.

Smelter and Refiner Summary

In response to our survey, our suppliers identified 318 smelter and refiner facilities which may have processed the Necessary Conflict Minerals contained in the materials provided to us. Of those facilities, as of May 20, 2022:

•228 have received a “conformant” designation from the RMAP;
•27 have not yet received a “conformant” designation but are considered “active” in the RMAP or are "in communication" with the RMAP or other cross-recognized programs; and
•the remaining facilities are not currently actively participating in the RMAP.

Under the RMAP’s standards, “conformant” means a facility has been audited and found to be conformant with the relevant RMAP protocol or cross-recognized program, and “active” means a facility that is engaged in the RMAP program but has not yet been found to be "conformant." Facilities characterized as "in communication" are not yet "active" but are in communication with the RMAP or cross-recognized program.

Each of the facilities which we believe may source Conflict Minerals from the Covered Countries has received a “conformant” designation from the RMAP.

To our knowledge, none of the Necessary Conflict Minerals contained in the products we manufactured or contracted to be manufactured during the reporting period directly or indirectly financed or benefitted armed groups in the Covered Countries.

Risk Mitigation

We remain committed to familiarizing our supply chain with our compliance process and enhancing our internal systems of controls, and we expect to continue improving upon the steps outlined below. These are the steps we took for our 2021 reporting cycle to mitigate the risk that the Necessary Conflict Minerals contained in the products we manufacture or contract to be manufactured may have benefited armed groups:

•further educated our supply chain and employees about Conflict Minerals reporting requirements;
•continued pursuing Conflict Minerals identification during our supplier qualification and product development processes;
•continued including our Conflict Minerals clause in purchasing contracts, either upon establishment or during the renewal process;
•performed additional material research and further identified where Necessary Conflict Minerals are present in our existing products and likely to be present in future products, especially with regard to recent acquisitions that will impact future reporting;
•surveyed suppliers and collected responses for the respective reporting period;
•prioritized supplier follow up by using criteria which captured the greatest risk and leverage in our supply chain;
•continued to encourage our suppliers to obtain current, accurate and complete smelter and refiner information that is specific to the products they sell to us;
•compared and validated supplier-identified smelters and refiners to information collected via independent smelter and refiner audit programs such as the RMAP; and
•maintained our membership and active participation in the RMI and related working groups.

Conclusion Statement

We have provided the information in this Report as of the date of filing with the SEC.

Annex I

Metal	Facility Name	Facility Location
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Asahi Pretec Corp.	Japan
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Metalor USA Refining Corporation	United States Of America
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Agosi AG	Germany
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Caridad	Mexico
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Materion	United States Of America
Gold	Kazzinc	Kazakhstan
Gold	Royal Canadian Mint	Canada
Gold	Mitsubishi Materials Corporation	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Metalor Technologies S.A.	Switzerland
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia

Metal	Facility Name	Facility Location
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	Torecom	Republic of Korea
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Advanced Chemical Company	United States Of America
Gold	Aurubis AG	Germany
Gold	JSC Uralelectromed	Russia
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	PX Precinox S.A.	Switzerland
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Yamakin Co., Ltd.	Japan
Gold	Shirpur Gold Refinery Ltd.	India
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Heimerle + Meule GmbH	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Gold	Istanbul Gold Refinery	Turkey
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Samduck Precious Metals	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	LT Metal Ltd.	Republic of Korea
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Valcambi S.A.	Switzerland
Gold	Umicore Precious Metals Thailand	Thailand

Metal	Facility Name	Facility Location
Gold	Guangdong Jinding Gold Limited	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Japan Mint	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sudan Gold Refinery	Sudan
Gold	NH Recytech Company	Republic of Korea
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	JSC Novosibirsk Refinery	Russia
Gold	HwaSeong CJ CO., LTD.	Republic of Korea
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium
Gold	Marsam Metals	Brazil
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Sabin Metal Corp.	United States Of America
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Metal	Facility Name	Facility Location
Gold	Geib Refining Corporation	United States Of America
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	8853 S.p.A.	Italy
Gold	L'Orfebre S.A.	Andorra
Gold	SAAMP	France
Gold	Italpreziosi	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Boliden AB	Sweden
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Pease & Curren	United States Of America
Gold	Safimet S.p.A	Italy
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russia
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	QG Refining, LLC	United States Of America
Gold	JALAN & Company	India
Gold	AU Traders and Refiners	South Africa
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Augmont Enterprises Private Limited	India
Gold	Bangalore Refinery	India
Gold	Kundan Care Products Ltd.	India
Gold	K.A. Rasmussen	Norway
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Tantalum	Exotech Inc.	United States Of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Telex Metals	United States Of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

Metal	Facility Name	Facility Location
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	QuantumClean	United States Of America
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	H.C. Starck Inc.	United States Of America
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	NPM Silmet AS	Estonia
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tin	Minsur	Peru
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Mineracao Taboca S.A.	Brazil
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	PT Mitra Stania Prima	Indonesia
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	PT Prima Timah Utama	Indonesia
Tin	China Tin Group Co., Ltd.	China

Metal	Facility Name	Facility Location
Tin	Alpha	United States Of America
Tin	EM Vinto	Bolivia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Metallo Belgium N.V.	Belgium
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Pongpipat Company Limited	Myanmar
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Soft Metais Ltda.	Brazil
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Thaisarco	Thailand
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Mitsubishi Materials Corporation	Japan
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Rui Da Hung	Taiwan
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	Metallo Spain S.L.U.	Spain
Tin	Super Ligas	Brazil
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Metal	Facility Name	Facility Location
Tin	Dowa	Japan
Tin	Metallic Resources, Inc.	United States Of America
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Tin Technology & Refining	United States Of America
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	Novosibirsk Processing Plant Ltd.	Russia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Global Tungsten & Powders Corp.	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Moliren Ltd.	Russia
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	KGETS Co., Ltd.	Republic of Korea
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russia
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

Metal	Facility Name	Facility Location
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	Kennametal Fallon	United States Of America
Tungsten	NPP Tyazhmetprom LLC	Russia
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russia
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russia

Annex II

Metal	Countries
Gold
	Argentina	Mali
	Armenia	Mauritania
	Australia	Mexico
	Azerbaijan	Mongolia
	Benin	Montenegro
	Bolivia	Morocco
	Botswana	Mozambique
	Brazil	New Zealand
	Bulgaria	Nicaragua
	Burkina Faso	Niger
	Canada	Oman
	Chile	Papua New Guinea
	China	Peru
	Colombia	Philippines
	Costa Rica	Puerto Rico
	Cote d'Ivoire	Republic of Korea
	Cuba	Russia
	Cyprus	Rwanda
	Dominican Republic	Saudi Arabia
	Ecuador	Senegal
	Eritrea	Serbia
	Ethiopia	Sierra Leone
	Fiji	Singapore
	Finland	Slovakia
	French Guiana	Solomon Islands
	Georgia	South Africa
	Germany	Spain
	Ghana	Sudan
	Guatemala	Suriname
	Guinea	Swaziland
	Guyana	Sweden
	Honduras	Tajikistan
	India	Tanzania
	Indonesia	Turkey
	Ivory Coast	Uganda
	Japan	United States of America
	Kazakhstan	Uruguay
	Kenya	Uzbekistan
	Krygyzstan	Vietnam
	Laos	Zambia
	Liberia	Zimbabwe

Malaysia
Tantalum
	Australia	Mozambique
	Bolivia	Myanmar
	Brazil	Namibia
	Burundi	Nigeria
	China	Russia
	Colombia	Rwanda
	Democratic Republic of the Congo	Sierra Leone
	Ethiopia	Spain
	France	Thailand
	Germany	Uganda
	India	United States of America
	Madagascar	Zimbabwe
Malaysia
Tin
	Australia	Nigeria
	Belgium	Peru
	Bolivia	Portugal
	Brazil	Republic of Korea
	Burundi	Russia
	China	Rwanda
	Colombia	Spain
	Democratic Republic of the Congo	Taiwan
	Germany	Thailand
	Indonesia	Uganda
	Laos	United Kingdom
	Malaysia	United States of America
	Mongolia	Venezuela
	Myanmar	Vietnam
Tungsten
	Australia	Nigeria
	Austria	Peru
	Bolivia	Philippines
	Brazil	Portugal
	Burundi	Russia
	China	Rwanda
	Colombia	Spain
	Democratic Republic of the Congo	Thailand
	Kazakhstan	Uganda
	Krygyzstan	United Kingdom
	Malaysia	United States of America
	Mexico	Uzbekistan
	Mongolia	Vietnam
	Myanmar	Zimbabwe